Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the consolidated financial statements of Smurfit Kappa Group plc and subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Dublin, Ireland

March 22, 2024